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                                                                      EXHIBIT 11

                                 FURON COMPANY

                      Computation of Net Income Per Share



                                               April 29,          April 30,
Three months ended                               1995               1994
- ------------------------------------------------------------------------------
PRIMARY INCOME PER SHARE

      Earnings
           Net income                          $3,355,000        $2,414,000
                                               ==========        ==========

      Shares
           Weighted average number
           of common shares
           outstanding                          8,831,000         8,655,000

           Shares issuable from
           assumed exercise of stock
           options                                251,000           286,000
                                               ----------        ----------

           Average shares as adjusted           9,082,000         8,941,000
                                               ==========        ==========
      Primary income per share                 $      .37        $      .27
                                               ==========        ==========


FULLY DILUTED INCOME PER SHARE

      Earnings
           Net income                          $3,355,000        $2,414,000
                                               ==========        ==========

      Shares
           Weighted average
           number of common shares
           outstanding                          8,831,000         8,655,000

           Shares issuable from assumed
           exercise of stock options              251,000           286,000
                                               ----------        ----------
           Average shares as adjusted
           for full dilution                    9,082,000         8,941,000
                                               ==========        ==========
Fully diluted income per share                 $      .37        $      .27
                                               ==========        ==========





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